pwc

5 May 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by NewLead Holdings Ltd., which were furnished with the Securities and Exchange Commission, pursuant to Item 16.F of Form 20-F, as part of the Form 6-K furnished on November 6, 2013 of NewLead Holdings, Ltd. We agree with the statements concerning our Firm in such Form 6-K.

Very truly yours,

PricewaterhouseCoopers SA

Athens, Greece

PricewaterhouseCoopers SA, 268 Kifissias Avenue, 15232 Halandri, Greece
T: +30 210 6874400, F: +30 210 6874444, www.pwc.gr

260 Kifissias Avenue & Kodrou Str., 15232 Halandri, T: +30 210 6874400, F:+30 210 6874444
17 Ethnikis Antistassis Str., 55134 Thessaloniki, T: +30 2310 488880, F: +30 2310 459487